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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

G&K SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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G&K SERVICES, INC.
5995 Opus Parkway
Minnetonka, Minnesota 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 11, 2004

TO THE SHAREHOLDERS OF G&K SERVICES, INC.:

     Please take notice that the Annual Meeting of Shareholders of G&K Services, Inc. (the “Company”) will be held, pursuant to due call by the Board of Directors of the Company, at the Hilton Minneapolis and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, 55403, on Thursday, November 11, 2004, at 10:00 a.m. Central Standard Time, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect two “Class III” directors to serve for terms of three years;

2.	To ratify the appointment of Ernst & Young LLP, Independent Registered Public Accounting Firm, as independent auditors of the Company for fiscal 2005; and

3.	To transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to action of the Board of Directors, shareholders of record on September 14, 2004 will be entitled to vote at the meeting or any adjournments thereof.

     A proxy for the meeting is enclosed. You are requested to fill in and sign the proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.

By Order of the Board of Directors

G&K SERVICES, INC.

/s/ David F. Fisher

David F. Fisher, Vice President, General Counsel and Corporate Secretary
September 27, 2004

PROXY STATEMENT
OF
G&K SERVICES, INC.

5995 Opus Parkway
Minnetonka, Minnesota 55343

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
NOVEMBER 11, 2004
___________________

VOTING BY PROXY AND REVOCATION OF PROXIES

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of G&K Services, Inc. (periodically referred to in this proxy statement as the “Company”) to be used at the annual meeting of our shareholders to be held Thursday, November 11, 2004 at 10:00 a.m. Central Standard Time, at Hilton Minneapolis and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, 55403, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect two “Class III” directors to serve for terms of three years;

2.	To ratify the appointment of Ernst & Young LLP, Independent Accounting Firm, as independent auditors of the Company for fiscal 2005; and

3.	To transact any other business as may properly come before the meeting or any adjournments thereof.

     The approximate date on which this proxy statement and the accompanying proxy were first sent or given to shareholders was September 27, 2004.

     Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Corporate Secretary. Unless so revoked, the shares represented by each proxy will be voted at the annual meeting and at any adjournments of the annual meeting. Mere presence at the annual meeting by a shareholder who has signed a proxy does not, alone, revoke that proxy; revocation would have to be announced by the shareholder at the time of the meeting. All shares which are entitled to vote and are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting and any adjournments of the annual meeting.

VOTING PROCEDURES

     The Company has two classes of voting securities outstanding: Class A Common Stock, $0.50 par value per share, and Class B Common Stock, $0.50 par value per share, of which 19,452,651 shares of Class A Common Stock and 1,474,996 shares of Class B Common Stock, respectively, were outstanding as of the close of business on September 14, 2004 the “Record Date,” for the annual meeting. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to 10 votes, on each matter put to a vote of shareholders. Our Class A and Class B

Common Stock are collectively referred to in this proxy statement as the “Common Stock.” Only shareholders of record at the close of business on the Record Date for the annual meeting, will be entitled to vote at the annual meeting or any adjournments of the annual meeting. A quorum, consisting of a majority of the voting power of the holders of the outstanding shares of Common Stock entitled to vote at the annual meeting, must be present, either in person or represented by proxy, for each matter presented at the annual meeting before action may be taken on that matter.

     All shares represented by proxies will be voted for the election of the director nominees named in this proxy statement and for ratification of Ernst & Young LLP’s appointment as our independent auditors for fiscal 2005 unless a contrary choice is specified. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by the Company’s Board of Directors.

     Adoption of each proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock present and entitled to vote at the annual meeting.

     A shareholder who abstains with respect to any proposal is considered to be present and entitled to vote on that proposal, and is in effect casting a negative vote; a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on that proposal.

     The Board of Directors unanimously recommends that you vote “FOR” the election of both director nominees named in this proxy statement and “FOR” the ratification of Ernst & Young LLP’s appointment as the Company’s independent accountant for fiscal 2005.

PROPOSAL NUMBER 1:

ELECTION OF CLASS III DIRECTORS

     Pursuant to the Company’s articles of incorporation, the management and business affairs of the Company are vested in a Board of Directors to be comprised of not less than three and not more than 12 directors and the bylaws of the Company state that the number of directors shall be established by resolution of the Board of Directors. Presently, the Board of Directors consists of 10 directors. Pursuant to the Company’s articles of incorporation, these 10 directors are divided into three classes, designated as Class I, Class II and Class III, respectively, and are elected to serve for staggered three-year terms of office that expire in successive years. The respective current terms of office for the directors in Class I, Class II and Class III expire, respectively, at the 2005, 2006 and 2004 annual shareholders’ meetings.

     Messrs. John S. Bronson and Wayne M. Fortun have been nominated by the Board of Directors to serve as our Class III directors for a three-year term commencing immediately following the annual meeting and expiring at our 2007 annual shareholders’ meeting, or until his successor is elected and qualified. If elected, each nominee has consented to serve as a Class III director. Messrs. Fortun and Bronson currently serve as Class III directors. Messrs. Thomas R. Moberly and Donald W. Goldfus, who also currently serve as Class III directors, have each chosen not to stand for re-election at the annual meeting. Following the annual meeting, and assuming the election of Messrs. Bronson and Fortun, our Board of Directors will consist of eight directors. The Board of Directors is presently reviewing candidates to fill vacant positions. In the event that the Board of Directors makes an appointment to fill either of these vacant positions, the individual will fill the unexpired term of the position, which term expires in 2007.

     Set forth below is information regarding the two individuals nominated for election to the Board of Directors of the Company as Class III directors, which includes information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date of this Proxy Statement.

	Principal Occupation, Business Experience Past
Name and Age of	Five Years and Directorships in Public	Director
Director / Nominee	Companies	Since
Class III Nominees:

John S. Bronson (56)	Mr. Bronson is a director of the Company, and serves on its Compensation Committee. Mr. Bronson was Senior Vice President, Human Resources from 1999 to 2003 for Williams-Sonoma, Inc., a specialty retailer of home furnishings. Prior to Williams-Sonoma, Inc., Mr. Bronson held several senior human resource-related management positions with PEPSICO, from 1979 to 1999, most recently Executive Vice President, Human Resources Worldwide for Pepsi-Cola Worldwide.	2004

	Principal Occupation, Business Experience Past
Name and Age of	Five Years and Directorships in Public	Director
Director / Nominee	Companies	Since
Wayne M. Fortun (55)	Mr. Fortun is a director of the Company, and serves as Chair of the Company’s Compensation Committee. Mr. Fortun has served as Hutchinson Technology’s President and Chief Operating Officer since 1983 and as its Chief Executive Officer since May 1996. Mr. Fortun serves as a director of Hutchinson Technology Inc., a world leader in precision manufacturing of suspension assemblies for disk drives. Mr. Fortun also serves as a director of C.H. Robinson Worldwide, Inc., a global provider of multimodal transportation services and logistics solutions.	1994

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

				Director
				Term
Name	Age	Title	Since	Expires
Richard M. Fink	74	Chairman and Director (Class I)	1968	2005
Richard L. Marcantonio	54	Chief Executive Officer, President and Director (Class II)	2002	2006
Jeffrey L. Wright	42	Senior Vice President and Chief Financial Officer	1999	—
Jeffrey R. Kiesel	43	Senior Vice President, Field Operations	2003	—
David F. Fisher	54	Vice President, General Counsel, and Corporate Secretary	2004	—
Robert G. Wood	56	President, G&K Services Canada, Inc.	1998	—
Michael F. Woodard	47	Vice President and Controller	1996	—
Michael G. Allen	66	Director (Class I)	2001	2005
Paul Baszucki	64	Director (Class II)	1994	2006
John S. Bronson	56	Director (Class III)	2004	2004
Wayne M. Fortun	55	Director (Class III)	1994	2004
M. Lenny Pippin	57	Director (Class I)	2001	2005
Alice M. Richter	51	Director (Class II)	2003	2006

Directors Not Seeking Re-election:
Thomas R. Moberly	56	Director (Class III)	1993	2004
Donald W. Goldfus	70	Director (Class III)	1989	2004

Richard M. Fink – Mr. Fink has been a director of the Company since 1968 and currently serves as Chair of the Company’s Board of Directors. Mr. Fink also served as Chief Executive Officer of the Company until January 1997.

Richard L. Marcantonio – Mr. Marcantonio has served as a director of the Company since November 6, 2003 and as President and Chief Executive Officer since January 1, 2004, prior to which he was President and Chief Operating Officer of the Company since July 2002. Prior to joining the Company, Mr. Marcantonio served as President of the industrial and service sectors at Ecolab, Inc., a leading global developer and marketer of cleaning and maintenance products, from March 2002 until July 2002. Mr. Marcantonio served as Senior and/or Executive Vice President of Ecolab’s industrial group from March 1997 until December 2000, and served as Executive Vice President of Ecolab’s industrial and service sectors from January 2001 until March 2002. Prior to his employment at Ecolab, Mr. Marcantonio served in senior management, sales and marketing positions at Keebler Company, a subsidiary of United Biscuits (Holdings) plc. He also served as President and Chief Executive Officer of Specialty Brands, another subsidiary of United Biscuits (Holdings) plc.

Jeffrey L. Wright – Mr. Wright has served as the Company’s Senior Vice President since January 2004 and Chief Financial Officer since 1999. He was the Company’s Secretary from February 1999 until May 2004, and served as the Company’s Treasurer from February 1999 until November 2001. Mr. Wright was with BMC Industries, Inc. from 1996 until the time he joined the Company, serving as Controller from 1996 to 1998 and Treasurer from 1998 to 1999. From 1993 to 1996, Mr. Wright was Treasurer for Employee Benefit Plans, Inc. From 1984 to 1993, Mr. Wright was employed with Arthur Andersen & Co.

Jeffrey R. Kiesel – Mr. Kiesel has served as the Company’s Senior Vice President, Field Operations since July 14, 2003. Prior to joining the Company, Mr. Kiesel was the Chief Executive Officer from July 2001 to June 2003 for Vista3D, Inc., which specializes in 3-D visualization technology. Prior to Vista3D, Inc. he held several senior management positions with GE Capital Corporation, including President, GE Small Business Solutions from January 2000 to May 2001; President, GE Capital Fleet, Small Business from January 1999 to January 2000; and Senior Vice President, Sales and Marketing, GE Capital Fleet from March 1997 to January 1999.

David F. Fisher – Mr. Fisher has served as the Company’s Vice President, General Counsel and Corporate Secretary since May 10, 2004. Prior to joining the Company, Mr. Fisher was the Commissioner of Administration for the State of Minnesota since March 1999. Prior to the State of Minnesota he served as Vice President, General Counsel and Corporate Secretary for ADC Telecommunications, Inc., a manufacturer and distributor of communications equipment, from July 1994 until March 1999 and as Vice President and Associate General Counsel of The Pillsbury Company, a food producer and distributor, from August 1980 until July 1994.

Robert G. Wood – Mr. Wood has served as President of G&K Services Canada, Inc. and affiliated entities since 1998 and as Regional Vice President since 1997. Mr. Wood joined the Company in 1995 as a General Manager and served as an Executive Vice President of the Company from May 2000 until July 2002.

Michael F. Woodard – Mr. Woodard has served as the Company’s Controller since he joined the Company in September 1996, and was named Vice President in August 2004.

Michael G. Allen – Mr. Allen is a director of the Company, and serves as a member of the Company’s Audit Committee. Mr. Allen founded The Michael Allen Company, a Connecticut-based strategy development company, and has served as that company’s Founder Chairman since its inception in 1979. From 1974 to 1979, Mr. Allen served as Vice President of Corporate Strategy for General Electric.

Paul Baszucki – Mr. Baszucki is a director of the Company, and serves as Chair of the Company’s Audit Committee. Mr. Baszucki also serves as Chairman of the Board of Directors of Norstan, Inc., a communications solutions and services company that delivers voice and data technologies and services, and remanufactured equipment to corporate end-users and public sector companies. He also serves as a director and member of the Audit Committee of WSI Industries, Inc., a precision contract machining company primarily servicing the aerospace/avionics industry and recreational vehicles markets. He has been a director of Norstan since 1975 and has served as Chairman of Norstan’s Board of Directors since May 1997. He served as the Chief Executive Officer of Norstan from 1986 until May 1997, and again from December 1999 to October 2000. Mr. Baszucki has been a director of WSI Industries since 1988.

John S. Bronson – See information under “Election of Class III Directors” above.

Wayne M. Fortun – See information under “Election of Class III Directors” above.

M. Lenny Pippin – Mr. Pippin is a director of the Company, and serves as a member of the Company’s Compensation and Corporate Governance Committees. Mr. Pippin has served as President and Chief Executive Officer of The Schwan Food Company, a branded frozen-food company, since November 1999. He serves as a director and member of the Audit Committee of American Tire Distributors, Inc, a nationwide supplier of aftermarket wheels, accessories and automotive service equipment to tire dealers, service repair shops, and automotive performance shops.

Alice M. Richter – Ms. Richter is a director of the Company, and serves as a member, and as the Financial Expert, of the Company’s Audit Committee. Ms. Richter has been retired since June 2001. Prior to her retirement, Ms. Richter was a certified public accountant with KPMG LLP for 26 years. Ms. Richter joined KPMG’s Minneapolis office in 1975 and was admitted to the KPMG partnership in 1987. During her tenure at KPMG, she served as the National Industry Director of KPMG’s U.S. Food and Beverage practice and has also served as a member of the Board of Trustees of the KPMG Foundation from 1991 to 2001.

Directors Not Seeking Re-election:

Thomas R. Moberly – Mr. Moberly has been a director of the Company since 1998 and served as Chief Executive Officer of the Company from January 1999 until January 2004. Mr. Moberly also served as the Company’s President from September 1997 until July 2002, and held several other management positions with the Company, including Chief Operating Officer from September 1997 to January 1999 and Executive Vice President from February 1993 to September 1997. Previously, Mr. Moberly was a Regional Manager of the Company.

Donald W. Goldfus – Mr. Goldfus is a director of the Company and serves as a member of the Company’s Compensation and Corporate Governance Committees. Retired since June 1999, Mr. Goldfus was formerly the Chair of the Board of Directors of Apogee Enterprises, Inc., a company involved in the design and development of value-added glass products, services and systems, and continued to serve as a director of Apogee and a member of Apogee’s Corporate Governance and Finance Committees until July 2004. Mr. Goldfus also served as Chief Executive Officer of Apogee from 1986 until January 1998.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by (i) each individual who served as our Chief Executive Officer during fiscal 2004; and (ii) the four other most highly compensated executive officers of the Company who served as executive officers at the end of fiscal 2004 (the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation - Awards
					Restricted	Securities
	Fiscal			Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Compensation ($)(2)	Awards ($)(3)	Options	Compensation ($)(4)
Richard M. Fink	2004	356,731	66,724	35,871	—	11,058	24,477
Chairman of the Board	2003	373,313	6,132	9,887	—	12,300	27,173
	2002	390,750	—	34,817	193,020	6,887	29,317

Richard L. Marcantonio(5)	2004	535,579	158,106	176,706	—	17,220	36,301
President and Chief	2003	469,231	150,000	21,828	638,250	110,000	14,453
Executive Officer

Thomas R. Moberly (6)	2004	385,666	78,852	89,710	—	23,505	22,686
Former Chief Executive	2003	525,002	17,655	16,742	—	21,000	31,606
Officer	2002	475,000	—	19,281	413,706	8,050	29,761

Jeffrey R. Kiesel (7)	2004	284,423	107,500	3,077	153,400	15,000	902
Senior Vice President, Field Operations

Jeffrey L. Wright	2004	271,472	71,094	57,183	—	10,002	19,292
Senior Vice President and Chief Financial Officer	2003	252,542	20,000	25,701	—	10,000	18,438
	2002	232,500	—	11,474	—	3,220	14,818

(1)	Includes cash compensation deferred at the election of the executive officer under the terms of the Company’s 401(k) Savings Incentive Plan and the Executive Deferred Compensation Plan.

(2)	Includes compensation relating to reimbursement for the payment of taxes resulting from the vesting of restricted stock awards, personal use of company car and country club dues.

(3)	Amounts shown in this column reflect the dollar value (net of any consideration paid by the Named Executive Officer) of awards of restricted Class A Common Stock shares as of the date such awards were granted, calculated by multiplying (i) the difference between (A) the closing market price of unrestricted Class A Common Stock of the registrant on the Nasdaq National Market on the date of grant, and (B) the consideration paid by the Named Executive Officer, by (ii) the number of shares awarded. As of July 3, 2004, the Named Executive Officers held the following as a result of grants under the 1989 Stock Option and Compensation Plan and/or the 1998 Stock Option and Compensation Plan: Mr. Fink held 3,600 restricted shares with a total market value (net of any consideration paid by Mr. Fink) of $143,352; Mr. Marcantonio held 13,000 restricted shares with a total market value (net of any consideration paid by Mr. Marcantonio) of $517,660; Mr. Moberly held 7,716 restricted shares with a total market value (net of any consideration paid by Mr. Moberly) of $307,251; Mr. Kiesel held 5,000 restricted shares with a total market value (net of any consideration paid by Mr. Kiesel) of $199,100; and Mr. Wright held 5,992 restricted shares at a market value (net of any consideration paid by Mr. Wright) of $238,601. Restricted stock awards vest in equal annual installments of five to seven years beginning on the first anniversary of the date of grant. Regular dividends are paid on the restricted shares. The Company has agreed to make certain payments to the recipients of restricted stock to cover the taxes payable by the recipients upon the vesting of the shares. See footnote 2 above.

(4)	Represents matching contributions by the Company under the Company’s 401(k) Savings Incentive Plan and the Executive Deferred Compensation Plan and payment by the Company of term life and long-term disability insurance premiums.

(5)	Mr. Marcantonio has served as Chief Executive Officer of the Company since January 1, 2004 and as President since July 15, 2002. Mr. Marcantonio also served as Chief Operating Officer from July 15, 2002 until January 1, 2004. Pursuant to an agreement with the Company, Mr. Marcantonio was entitled to receive a bonus of $150,000 for fiscal 2003.

(6)	Mr. Moberly served as Chief Executive Officer from January 1999 until January 2004 and as President from September 1997 until July 2002.

(7)	Mr. Kiesel was appointed Senior Vice President, Field Operations as of July 14, 2003.

Option Grants In Last Fiscal Year

     The following table sets forth the number of individual grants of Class A share stock options made during fiscal year 2004 to the Named Executive Officers:

						Potential Realizable Value
						at Assumed Annual Rates of
						Stock Price Appreciation
	Individual Grants					for Option Term
	Number of Shares		Percent of Total
	Underlying		Options Granted to	Exercise or
	Options		Employees in	Base Price	Expiration
Name	Granted		Fiscal Year	($/Share)(1)	Date	5% ()(4)	10% ()(4)
Richard M. Fink	11,058	(2)	3.6	32.57	8/25/13	266,502	574,001
Richard L. Marcantonio	17,220	(2)	5.7	32.57	8/25/13	352,719	893,859
Thomas R. Moberly	23,505	(2)	7.7	32.57	8/25/13	481,455	1,220,102
Jeffrey R. Kiesel	15,000	(3)	4.9	31.18	7/14/13	294,134	745,393
Jeffrey L. Wright	10,002	(2)	3.3	32.57	8/25/13	204,872	519,186

(1)	Amount represents the fair market value of the Company’s Common Stock on the date of grant.

(2)	Options were issued on August 25, 2003 and vest in equal annual installments over three years commencing on the first anniversary of the grant date.

(3)	Option was issued on July 14, 2003 and vests in equal annual installments over three years commencing on the first anniversary of the grant date.

(4)	The hypothetical potential appreciation shown in these columns for the Named Executive Officer is required by rules of the Securities and Exchange Commission (“SEC”). These amounts represent neither the historical nor the anticipated future performance of the Company’s Common Stock price appreciation.

     Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

     The following table sets forth information as to the exercise of Class A share stock options, and the number and value of unexercised Class A share stock options, at fiscal year-end for each of the Named Executive Officers who owned such options during fiscal 2004:

	Number of		Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	in-the-Money
	Acquired	Value	Options at 7/3/04	Options at 7/3/04 ()
Name	on Exercise	Realized ()	Exercisable/Unexercisable	Exercisable/Unexercisable
Richard M. Fink (1)	—	—	31,165 / 26,145	286,793 / 208,858
Richard L. Marcantonio (2)	—	—	36,666 / 90,554	315,429 / 764,326
Thomas R. Moberly (3)	48,792	316,956	9,122 / 23,814	0 / 182,164
Jeffrey R. Kiesel (4)	—	—	0 / 15,000	0 / 137,100
Jeffrey L. Wright (5)	—	—	25,012 / 19,889	199,825 / 148,215

(1)	Options held as of July 3, 2004 include (i) 3,850 options granted on September 1, 1998 at an exercise price of 46.00 per share; (ii) 4,259 options granted on September 1, 1999 at an exercise price of 41.56 per share; (iii) 12,500 options granted on May 25, 2000 at an exercise price of 25.00 per share; (iv) 6,456 options granted on September 1, 2000 at an exercise price of 28.50 per share; (v) 6,887 options granted September 1, 2001 at an exercise price of $27.95; (vi) 12,300 options granted on January 2, 2003 at an exercise price of $35.69 per share; and (vii) 11,058 options granted on August 25, 2003 at an exercise price of $32.57. The closing sale price of the Class A Common Stock on July 3, 2004 was $40.32.

(2)	Options held as of July 3, 2004 include (i) 100,000 options granted on July 15, 2002 at an exercise price of $31.32 per share; (ii) 10,000 options granted on January 2, 2003 at an exercise price of $35.69 per share; and (iii) 17,220 options granted on August 25, 2003 at an exercise price of $32.57. The closing sale price of the Class A Common Stock on July 3, 2004 was $40.32.

(3)	Options held as of July 3, 2004 include (i) 2,160 options granted on January 2, 1998 at an exercise price of $41.88 per share; (ii) 2,880 options granted on September 1, 1998 at an exercise price of $46.00 per share; (iii) 4,391 options granted on September 1, 1999 at an exercise price of $41.56 per share; and (iv) 23,505 options granted on August 25, 2003 at an exercise price of $32.57. The closing sale price of the Class A Common Stock on July 3, 2004 was $40.32.

(4)	Options held as of July 3, 2004 include (i) 15,000 options granted on July 14, 2003 at an exercise price of $31.18 per share. The closing sale price of the Class A Common Stock on July 3, 2004 was $40.32.

(5)	Options held as of July 3, 2004 include (i) 7,500 options granted on February 8, 1999 at an exercise price of $53.34 per share; (ii) 1,540 options granted on September 1, 1999 at an exercise price of $41.56 per share; (iii) 10,000 options granted on May 25, 2000 at an exercise price of $25.00 per share; (iv) 2,639 options granted on September 1, 2000 at an exercise price of $28.50 per share; (v) 3,220 options granted on September 1, 2001 at an exercise price of $27.95 per share; (vi) 10,000 options granted on January 2, 2003 at an exercise price of $35.69 per share; and (vii) 10,002 options granted on August 25, 2003 at an exercise price of $32.57. The closing sale price of the Class A Common Stock on July 3, 2004 was $40.32.

PENSION PLAN TABLE

			Years of Service
Remuneration	15	20	25	30	35
$125,000	$31,250	$41,667	$52,083	$62,500	$62,500
150,000	37,500	50,000	62,500	75,000	75,000
175,000	43,750	58,333	72,917	87,500	87,500
200,000	50,000	66,667	83,333	100,000	100,000
225,000	56,250	75,000	93,750	112,500	112,500
250,000	62,500	83,333	104,167	125,000	125,000
300,000	75,000	100,000	125,000	150,000	150,000
350,000	87,500	116,667	145,833	175,000	175,000
400,000	100,000	133,333	166,667	200,000	200,000
450,000	112,500	150,000	187,500	225,000	225,000
500,000	125,000	166,667	208,333	250,000	250,000

     The table above sets forth the estimated annual straight life annuity benefits payable upon an executive’s retirement at age 65 under both the Company’s Pension Plan and its Supplemental Executive Retirement Plan, for various compensation and years of service categories, without any reduction for Social Security benefits. These plans take into account the average annual salary and bonus shown in the Summary Compensation Table paid during the five consecutive calendar years in which such amounts were highest (within the past 10 years). The number of years of service credited for Messrs. Fink, Marcantonio, Moberly, Kiesel and Wright as of July 3, 2004 were 40 years, 3 years, 31 years, 1 year and 5 years, respectively.

Employment Agreements

     Effective January 1, 2001, the Company entered into an Executive Employment Agreement for an indefinite term with Mr. Wright. On June 25, 2002, the Company entered into an Executive Employment Agreement with Richard L. Marcantonio that became effective as of July 15, 2002 and continues for an indefinite term. Under this agreement, Mr. Marcantonio initially served as the Company’s President and Chief Operating Officer (or under such other title and position as the Company’s Board of Directors shall determine), and currently serves as President and Chief Executive Officer. On July 14, 2003, the Company entered into an Executive Employment Agreement for an indefinite term with Jeffrey R. Kiesel (this agreement and the Company’s agreements with each of Messrs. Wright and Marcantonio are each hereinafter referred to as an “Agreement”). Each Agreement will terminate upon the death, disability or retirement of the executive who is a party to the Agreement and provides that employment may be terminated at any time by the Company or by the executive upon 30 days notice. If the Company terminates the Agreement without “Cause” or the executive terminates the Agreement for “Good Reason,” and the terminated executive executes a written release form, the executive is then entitled to receive the compensation and benefits provided under his Agreement for a period of 11 months following termination, except that Messrs. Marcantonio and Kiesel will each be entitled to receive compensation and benefits for a period of 18 months if terminated within the first two years of employment. Mr. Marcantonio has been employed by the Company for longer than two years as of July 15, 2004. The Agreements provide for a limitation on any severance payment so as not to be considered an “Excess Parachute Payment” under section 280G of the Internal Revenue Code of 1986, as amended. Each Agreement also provides that if within one year of any “Change in Control” of the Company (as defined in each of the Agreements), either (1) the Company terminates the executive for any reason other than for Cause, or (2) the executive terminates his employment for “Good Reason”, then the executive is entitled to:

(1)	continuation of compensation and benefits for 12 months following termination, except that Mr. Marcantonio will be entitled to continuation of compensation and benefits for 24 months and Mr. Kiesel will be entitled to continuation of compensation and benefits for 17 months;

(2)	reimbursement of all reasonable outplacement expenses up to $12,000 for up to six months following termination; and

(3)	in certain cases, an acceleration of incentives (the acceleration of incentives for Messrs. Marcantonio and Wright are contained in separate change of control agreements).

     The Agreements define “Cause” as, among other things: (1) the failure or refusal to perform duties, (2) indictment or conviction of a felony, (3) drunkenness or abuse of drugs, (4) material dishonesty, or (5) gross negligence or willful misconduct. The Agreements define “Good Reason” as, among other things: (1) an adverse involuntary change in the executive’s status or position as an executive officer of the Company, (2) a material adverse change in the executive’s compensation, (3) the Company requiring the executive to be based anywhere other than where the executive’s office is located as of the day before a Change in Control, or (4) purported termination by the Company of this Agreement or the employment of the executive.

     Each of Messrs. Marcantonio, Wright and Kiesel has agreed that for a period of 18 months following the termination of employment with the Company, he will not among other things, (1) compete against the Company within specified geographic areas, (2) obtain any ownership interest in any competitor or become employed by any competitor, (3) encourage any employees of the Company to cease employment with the Company, or to violate the terms of their employment contracts with the Company, or (4) attempt to take away any customers of the Company. Each has also agreed not to disclose any confidential Company information at any time before or after termination of his employment with the Company.

     The Agreements define “Change in Control” as (1) any person or group gaining control of 30 percent or more of the voting shares of the Company, (2) a change in the majority of the Board of Directors in any two year period, (3) merger or consolidation of the Company into another corporation, or (4) the liquidation of the Company upon a change in control.

Director Compensation

     During fiscal 2004, the Company paid each director who was not otherwise employed by the Company an annual fee of $21,000, along with a $2,000 fee for each meeting of the Board of Directors attended in person ($500 for those attended telephonically) and $1,000 for each committee meeting of the Board of Directors attended in person ($500 for those attended telephonically). The Company also paid a $3,000 retainer to the Chair of each committee of the Board of Directors.

     In addition, directors who are not otherwise employed by the Company participate in the 1996 Director Stock Option Plan (the “1996 Plan”) which provides for an annual grant to non-employee directors of options to purchase 1,000 shares at an option exercise price equal to the average of the closing prices of the Company’s Class A Common Stock during the 10 business days preceding the date on which the option is granted. Each such option has a 10-year term and generally becomes exercisable on the first anniversary of the grant date. Members who were serving as directors upon the original adoption of the 1996 Plan received one-time grants of options to purchase 3,000 shares of Class A Common Stock upon such adoption and, thereafter, each new director has received a one-time grant of options to purchase 3,000 shares of Common Stock upon his or her initial election to the Board of Directors. Each of the 3,000 share options has a 10-year term and vests in three equal installments on each of the first, second and third anniversaries of the grant date.

STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing the cumulative, five-year return to the Company’s shareholders (based on appreciation of the market price of the Company’s Common Stock) on an indexed basis with (1) a broad equity market index and (2) either an appropriate published industry or line-of-business index, or a peer group index constructed by the Company. The following graph summarizes the cumulative five-year return on $100 invested in (1) the Company’s Common Stock, (2) the Standard and Poor’s (“S&P”) 500 Stock Index, and (3) a nationally recognized group of companies in the uniform services industry (the “Peer Index”). The companies included in the Peer Index are Angelica Corporation, Cintas Corporation, G&K Services, Inc., UniFirst Corporation and ARAMARK Corporation.

     The graph illustrates the cumulative values at the end of each succeeding fiscal quarter resulting from the change in the stock price, assuming dividend reinvestment.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG G & K SERVICES, INC., THE S & P 500 INDEX
AND A PEER GROUP

*	$100 invested on 6/26/99 in stock or on 6/30/99 in index-including reinvestment of dividends.

PROPOSAL NUMBER 2:

TO RATIFY THE APPOINTMENT OF
INDEPENDENT AUDITORS

     Our Board of Directors and management are committed to the quality, integrity and transparency of the financial reports. Independent auditors play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the audit committee of our Board of Directors has appointed Ernst & Young LLP as our independent auditors for the 2005 fiscal year. A representative of Ernst & Young LLP will attend this year’s annual meeting and will be available to respond to appropriate questions from shareholders, and also will have the opportunity to make a statement if he or she desires to do so.

     If the shareholders do not ratify the appointment of Ernst & Young LLP, the audit committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Ernst & Young LLP by the shareholders, the audit committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the audit committee determines that such a change would be in the Company’s best interests and the best interests of its shareholders.

Fees billed to Company by Auditors:

     Set forth below are the fees billed by Ernst & Young LLP for the fiscal years ended July 3, 2004 and June 28, 2003:

	Fiscal Year Ended	Fiscal Year Ended
	July 3, 2004	June 28, 2003
Audit Fees(1)	$179,500	$197,400
Audit Related Fees(2)	107,956	126,995
Tax Fees(3)	387,707	464,295
All Other Fees	—	—

Total	$675,163	$788,690

(1)	Represents amounts related to the audit of the Company’s annual consolidated financial statements and the review of the Company’s consolidated financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)	Represents amounts reasonably related to the performance of the audit or review of the Company’s consolidated financial statements which are not reported under the Audit Fees category.

(3)	Represents $263,149 related to tax compliance, $124,558 related to tax planning services and $0 related to tax consulting.

     The audit committee of the Board of Directors has reviewed the services described in footnotes (2) and (3) above provided by Ernst & Young LLP as well as the amounts billed for such services, and after consideration has determined that the receipt of these fees by Ernst &

Young LLP is compatible with the provision of independent audit services. The audit committee has discussed these services and fees with Ernst & Young LLP and Company management to determine that they are appropriate under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as under guidelines of the American Institute of Certified Public Accountants.

Pre-Approval Policy

     Following adoption of the audit committee charter (a copy of which is attached as Appendix A to the proxy statement for the Company’s 2003 annual shareholders’ meeting) all services performed by Ernst & Young LLP have been pre-approved in accordance with the charter. The charter provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s independent accountant under applicable rules and regulations must be pre-approved by the audit committee or by designated members of the audit committee, other than with respect to de minimus exceptions permitted under section 202 of the Sarbanes-Oxley Act of 2002.

     Prior to or as soon as practicable following the beginning of each fiscal year, a description of audit, audit-related, tax, and other services expected to be performed by the independent auditor in the following fiscal year is presented to the audit committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, may be delegated to one or more members of the audit committee who are independent directors. In the event such authority is so delegated, the full audit committee must be updated at the next regularly scheduled meeting with respect to any services that were granted specific pre-approval by delegation. During the fiscal year 2004 the audit committee has functioned in conformance with these procedures.

OTHER MATTERS

Board of Directors and Committees

Board of Directors

     The Board of Directors held five meetings and two telephonic meetings, during fiscal 2004 and took action by written consent two (2) times. The Company has an audit committee, a compensation committee and a corporate governance committee of the Board of Directors. No director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the Board on which such director(s) served during the 2004 fiscal year.

Corporate Governance Committee

     The Company has established a corporate governance committee of the Board of Directors made up of two or more independent directors, at least one of whom also serves on the Company’s compensation committee. The primary role of the corporate governance committee is to monitor the effectiveness of the Board in carrying out certain responsibilities, and to review annually the performance of the Company’s Chief Executive Officer and the operation of the full Board of Directors (including its Chair and committees).

     In addition, the corporate governance committee presents qualified director candidates to the full Board and considers qualified nominees recommended by shareholders. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The corporate governance committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. If the corporate governance committee approves a candidate for further review following an initial screening, the corporate governance committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the corporate governance committee, along with the Chair of the Board of Directors and the Company’s Chief Executive Officer. Contemporaneously with the interview process, the corporate governance committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The corporate governance committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The corporate governance committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters, and willingness to assume broad, fiduciary responsibility.

     Any recommendations for nominees to be considered for election to the Board of Directors at the Company’s annual shareholders’ meetings may be submitted to the corporate governance committee by the Company’s shareholders. In order to make such a recommendation, a shareholder must submit the recommendation in writing to the Chair of the corporate governance committee, in care of the Company’s Secretary at the Company’s headquarters address, at least 120 days prior to the mailing date of the proxy statement for the previous year’s annual shareholders’ meeting. To enable the corporate governance committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•	A representation that the shareholder is a holder of record of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	A description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	A resume detailing the educational, professional and other information necessary and appropriate to determine if the nominee is qualified to hold a Board position;

•	Such other information regarding each nominee proposed would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors (including, without limitation, a listing of any other Board of Directors on which the proposed nominee is a member); and

•	The written consent of each nominee to serve as a director of the Company if so elected.

     The corporate governance committee, which presently consists of Chair Donald W. Goldfus and Mr. M. Lenny Pippin, held four meetings during fiscal 2004 and did not take action by written consent.

Audit Committee

     The Company has established a three-member audit committee of the Board of Directors which assists the Board of Directors in fulfilling certain oversight responsibilities. The audit committee operates pursuant to a written charter adopted by the Board of Directors. As set forth in the charter, the primary responsibilities of the audit committee include: (i) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (ii) reviewing and appraising the audit efforts of the Company’s independent auditors and internal audit department; and (iii) providing an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board of Directors. The charter also requires that the audit committee review and pre-approve the performance of all audit, audit-related, tax and non-audit accounting services to be performed by the Company’s independent auditors, other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002.

     The audit committee, which presently consists of Chair Paul Baszucki, Mr. Michael G. Allen and Ms. Alice M. Richter, held four meetings during fiscal 2004. In addition, the audit committee met and held discussions with financial management prior to the release of earnings information for the Company’s completed fiscal periods and certain other information, and prior to the filing of each quarterly report on Form 10-Q with the Securities and Exchange Commission.

     The Board of Directors has determined that at least one member of the audit committee, Ms. Richter, is an “audit committee financial expert” as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the audit committee (including Ms. Richter) is an “independent director,” as such term is defined in Rule 4200(a)(15) of National Association of Securities Dealers’ listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting.

Compensation Committee

     The Company’s compensation committee, which presently consists of Chair Wayne M. Fortun and Messrs. Donald W. Goldfus, John S. Bronson, and M. Lenny Pippin, held five meetings during fiscal 2004 and took action by written consent once. All members of the compensation committee are independent directors within the meaning of Rule 4200(a)(15) the National Association of Securities Dealers’ listing standards. The compensation committee reviews the Company’s remuneration policies and practices and makes recommendations to the Board in connection with all compensation matters affecting the executive officers of the Company.

Ability of Shareholders to Communicate with the Company’s Board of Directors

     The Company has established means for shareholders and others to communicate with the Board of Directors. If a shareholder wishes to address a matter regarding the Company’s financial statements, accounting practices or internal controls, the matter should be submitted in writing addressed to the Chair of the audit committee in care of the Corporate Secretary at the Company’s headquarters address. If the matter relates to the Company’s governance practices, business ethics or corporate conduct, it should be submitted in writing addressed to the Chair of the corporate governance committee in care of the Corporate Secretary at the Company’s headquarters address. If a shareholder is unsure where to direct a communication, the shareholder may direct it in writing to the Chair of the Board of Directors, or to any one of the independent directors of the Company, in care of the Corporate Secretary at the Company’s headquarters address. All of these shareholder communications will be forwarded by the Corporate Secretary to the addressee.

Report of the Audit Committee

     The audit committee has reviewed the Company’s audited consolidated financial statements for the last fiscal year, and has discussed them with management.

     Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The audit committee has received and reviewed the written disclosures and the letter from the independent auditors required by independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence.

     The audit committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

As reported:
PAUL BASZUCKI
MICHAEL G. ALLEN
ALICE M. RICHTER

Board Compensation Committee Report on Executive Compensation

     Decisions on compensation of the Company’s executive officers generally have been made by the compensation committee of the Board of Directors. Each member of the compensation committee is a non-employee director. The members of the compensation committee are Chairman Wayne M. Fortun and Messrs. Donald W. Goldfus, William M. Hope (until November 2003), M. Lenny Pippin and John S. Bronson (elected to committee May 20, 2004).

     All decisions by the compensation committee relating to the compensation of the Company’s executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company’s policies toward executive compensation, set forth below is a report prepared by the compensation committee addressing the Company’s compensation policies for the fiscal year ended July 3, 2004 as they affected the Company’s executive officers.

     The compensation committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the compensation committee believes to be competitive with those offered by employers of comparable size, growth and profitability in the Company’s industry.

     There are three elements in the Company’s executive compensation program, each of which is based on individual and corporate performance: base salary compensation, annual incentive compensation and long-term incentive compensation.

     Base salary compensation is based on the potential impact the individual may have on the Company, the skills and experience required by the job, comparisons with comparable companies and the performance and potential of the incumbent in the job.

     For fiscal 2004, the Named Executive Officers of the Company, together with certain other vice presidents and regional vice presidents, were eligible to receive annual incentive compensation. The compensation committee established a targeted incentive opportunity for each executive officer expressed as a percentage of base salary. These percentages varied by executive officer, ranging from 35 percent to a high of 60 percent of base salary. The annual incentive program is comprised of two financial performance measures and key initiatives tied to individual performance established and measured by the Board of Directors for the Chief Executive Officer. The Chief Executive Officer directed the establishment and measurement of key initiatives for other executives. The two financial performance measures are earnings per share growth and total revenue growth and are weighted equally. For both the earnings per share and total revenue growth performance measures, achievement is based on meeting or exceeding operating plans approved by the Board of Directors of the Company. The compensation committee awarded annual incentive compensation to the Named Executive Officers for fiscal 2004 based on achievement against the above-mentioned performance criteria.

     Long-term incentive compensation, pursuant to the Company’s 1998 Stock Option and Compensation Plan, of the Chief Executive Officer, as well as other executive officers of the Company, is designed to integrate compensation with the Company’s annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, assist in the retention of executives and align the long-term interests of management with those of the Company’s shareholders. The compensation committee makes recommendations to the Board regarding the granting of restricted stock awards and stock option grants to executives and key personnel. Awards vest and options become exercisable based upon criteria established by the Company.

     Messrs. Thomas R. Moberly and Richard L. Marcantonio each served as Chief Executive Officer of the Company during fiscal 2004. The compensation of Messrs. Moberly and Marcantonio during fiscal 2004 was determined by applying a process and philosophy similar to that of other executive officers.

     The annualized base salary of Mr. Moberly, who served as Chief Executive Officer of the Company from the beginning of fiscal 2004 until January 3, 2004, was $550,000. Mr. Moberly was eligible for annual incentive compensation of 60 percent of his base salary, and did receive an incentive bonus for fiscal 2004, $78,852. On August 25, 2003, Mr. Moberly was awarded an option to acquire 23,505 shares of the Company’s Common Stock at an exercise price of $32.57 (the fair market value of the Common Stock on the grant date), which vests in three equal annual installments beginning on the one-year anniversary of the grant. In addition, Mr. Moberly received a payment of $80,892 during fiscal 2004 to cover taxes due on the value of previously granted shares of restricted stock that vested in fiscal 2003 and fiscal 2004.

     Mr. Marcantonio has served as Chief Executive Officer of the Company from and after January 3, 2004. During this time, Mr. Marcantonio’s annualized base salary was $550,000. Mr. Marcantonio was eligible for annual incentive compensation of 55 percent of his base salary while serving as Chief Operating Officer and 60 percent of his base salary while serving as Chief Executive Officer, and did receive an incentive bonus for fiscal 2004, $158,106. On August 25, 2003, Mr. Marcantonio was awarded an option to acquire 17,220 shares of the Company’s Common Stock at an exercise price of $32.57 (the fair market value of the Common Stock on the grant date), which vests in three equal annual installments beginning on the one-year anniversary of the grant. Pursuant to the terms of Mr. Marcantonio’s employment agreement, the Company made a $400,000 interest-free loan to Mr. Marcantonio on July 26, 2002. The principal amount of this loan is payable in five annual installments of $80,000 beginning on the first anniversary of the date of the loan, except that the Company has agreed to forgive half of each installment so long as Mr. Marcantonio continues to be employed by the Company. The installment payments are further reduced by the amount of any income tax resulting from such forgiveness and the interest-free nature of the loan. During fiscal 2004, the Company forgave $40,000 of this loan and made an additional “gross-up” payment of $17,720 to Mr. Marcantonio to offset the income tax effect of the forgiven portion of the loan. In addition, Mr. Marcantonio received a payment of $87,582 during fiscal 2004 to cover taxes due on the value of previously granted shares of restricted stock that vested in fiscal 2003 and fiscal 2004.

     The compensation committee does not anticipate that any of the compensation payable to executive officers of the Company in the coming year will exceed the limits and deductibilities set forth in section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

As reported:
WAYNE M. FORTUN
DONALD W. GOLDFUS
M. LENNY PIPPIN
JOHN S. BRONSON

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth, as of the Record Date for the annual meeting, certain information with regard to the beneficial ownership of our Common Stock and the voting power resulting from the ownership of such stock by (i) all persons known by the Company to be the owner, of record or beneficially, of more than 5 percent of the Company’s outstanding Common Stock, (ii) each of the Company’s directors and each of the nominees for election to the Company’s Board of Directors, (iii) each Named Executive Officer , and (iv) all Named Executive Officers and directors as a group, without regard to whether such persons are also reporting persons for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise indicated, the address of each of the following persons is 5995 Opus Parkway, Minnetonka, Minnesota 55343.

	Class A Common Stock(2)			Class B Common Stock		Percent of
	Number of		Percent	Number	Percent	Voting
Name of Beneficial Owner(1)	Shares		of Class	of Shares	of Class	Power(3)
Richard M. Fink	193,821	(4)	*	993,695	67.4%	29.6%
Richard L. Marcantonio	95,740	(5)	*	—	—	*
Thomas R. Moberly	33,898	(6)	*	—	—	*
Jeffrey R. Kiesel	11,200	(7)	*	—	—	*
Jeffrey L. Wright	46,084	(8)	*	—	—	*
Michael G. Allen	6,000	(9)	*	—	—	*
Paul Baszucki	11,000	(10)	*	—	—	*
John S. Bronson	—		*	—	—	*
Wayne M. Fortun	15,235	(11)	*	—	—	*
Donald W. Goldfus	14,750	(12)	*	—	—	*
M. Lenny Pippin	5,000	(13)	*	—	—	*
Alice M. Richter	1,000	(14)	*	—	—	*
All named executive officers and directors as a group (12 persons)	433,728	(15)	2.2%	993,695	67.4%	30.1%
T. Rowe Price Associates, Inc.(16)
100 East Pratt Street
Baltimore, MD 21202	2,149,900		11.1%	—	—	6.3%
Fiduciary Management, Inc.(16)
225 East Mason Street, Suite 700
Milwaukee, WI 53202	1,327,847		6.8%	—	—	3.9%

*	Less than 1%.

(1)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of such person or group.

(2)	Does not include shares of Class A Common Stock which may be acquired by holders of Class B Common Stock upon conversion of their shares of Class B Common Stock, at any time, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted.

(3)	Holders of Class B Common Stock are entitled to 10 votes for each share on all matters submitted to a vote of shareholders. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders.

(4)	Includes 41,738 shares subject to stock options that are exercisable within the next 60 days, 78,226 shares held by a trust for the benefit of one of Mr. Fink’s children of which Mr. Fink serves as co-trustee, 14,106 shares owned by a private foundation with respect to which Mr. Fink shares voting power and 7,109 shares held by Mr. Fink’s spouse.

(5)	Includes 75,740 shares subject to stock options that are exercisable within the next 60 days.

(6)	Includes 9,391 shares subject to stock options that are exercisable within the next 60 days, 11,400 shares held by Mr. Moberly jointly with his spouse, a total of 726 shares held by Mr. Moberly as custodian for his children and 1,000 shares held by Mr. Moberly’s spouse.

(7)	Includes 5,000 shares subject to stock options that are exercisable within the next 60 days.

(8)	Includes 31,566 shares subject to stock options that are exercisable within the next 60 days.

(9)	Includes 5,000 shares subject to stock options that are exercisable within the next 60 days.

(10)	Includes 10,000 shares subject to stock options that are exercisable within the next 60 days.

(11)	Includes 10,000 shares subject to stock options that are exercisable within the next 60 days.

(12)	Includes 10,000 shares subject to stock options that are exercisable within the next 60 days.

(13)	Includes 5,000 shares subject to stock options that are exercisable within the next 60 days.

(14)	Includes 1,000 shares subject to stock options that are exercisable within the next 60 days.

(15)	Includes 204,435 shares subject to stock options that are exercisable within the next 60 days.

(16)	Based solely upon the most recent report filed with the SEC pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, as amended.

     The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family, or held in trust for any other person, including family members, or held by a family limited partnership or foundation.

     On June 14, 1985, Richard M. Fink, Chair of the Board of Directors of the Company and certain other persons who are no longer holders of Class B Common Stock entered into a Stockholder Agreement with the Company. This Stockholder Agreement presently covers 1,407,423 shares of Class B Common Stock, representing approximately 95.4 percent of the outstanding shares of the Class B Common Stock. The Stockholder Agreement provides for restrictions on the transferability of the Class B Common Stock, in addition to certain restrictions contained in the Company’s Restated Articles of Incorporation. The shares of Class B Common Stock were acquired pursuant to an exchange offer made by the Company in May 1985. The shares of Class B Common Stock owned by Mr. Fink represent substantial voting control of the Company.

CERTAIN TRANSACTIONS

     The Company and Norstan, Inc., a corporation of which Mr. Paul Baszucki serves as Chair of the Board of Directors, have entered into a Services Agreement for certain services rendered by Norstan, Inc. in the ordinary course of its business. In fiscal 2004, the Company paid an aggregate of $95,038 to Norstan, Inc. in exchange for technology-related consulting and other professional services pursuant to this agreement.

     The Company is a party to an agreement with Hutchinson Technology Inc., a corporation of which Mr. Wayne M. Fortun serves as President and Chief Executive Officer. Under this agreement, Hutchinson Technology paid the Company $737,882 during fiscal 2004 in exchange for goods and services.

     The Company is a party to an agreement with The Schwan Food Company, a corporation of which Mr. M. Lenny Pippin serves as President and Chief Executive Officer. Under this agreement, Schwan’s paid the Company $441,207 during fiscal 2004 in exchange for goods and services.

      The value of each transaction noted above represents less than one percent of the total annual revenues of each entity. In the opinion of the Company’s Board of Directors, the Company’s relationships and arrangements with Norstan, Hutchinson Technology and The Schwan Food Company do not interfere with the exercise of the independent judgment of Messrs. Baszucki, Fortun and Pippin in carrying out their respective responsibilities as a director. In making this determination, the Board of Directors has considered the monetary value of each of these agreements, the nature and extent of the goods and services involved, and the fact that each were entered into at arms length and in the ordinary course of business.

     On June 25, 2002, the Company entered into an Executive Employment Agreement with Richard L. Marcantonio that became effective on July 15, 2002 and under which Mr. Marcantonio currently serves as the Company’s President and Chief Executive Officer. Pursuant to this agreement, the Company agreed to extend a $400,000 interest-free loan to Mr. Marcantonio to help offset certain expenses related to the transition from Mr. Marcantonio’s former employment. As contemplated by the Executive Employment Agreement, the Company entered into a loan transaction with Mr. Marcantonio on July 26, 2002. Under the terms of the loan, the principal amount is payable in five annual installments of $80,000 beginning on the first anniversary of the date of the loan, except that the Company shall forgive $40,000 of each installment so long as Mr. Marcantonio continues to be employed by the Company. The installment payments will further be reduced by the amount of any income tax imposed resulting from the above-referenced forgiveness or the interest-free nature of the loan. Mr. Marcantonio has pledged certain securities to the Company to secure his repayment obligations. Respective installments of $80,000 became due and payable on each of July 26, 2003 and July 26, 2004, and $40,000 of each installment was forgiven by the Company. Mr. Marcantonio is current in all repayment obligations that have come due under this loan. Mr. Marcantonio also benefited from additional $17,720 “gross-up” payments made by the Company to offset the income tax effect of the forgiven portions of each loan installment. To date, the outstanding principal balance of the loan is $240,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Mr. Fink reported a gift made during fiscal 2003 on a Form 5 filed on September 24, 2003; Messrs. Fink, Marcantonio, Moberly and Wright each reported an August 25, 2003 stock option grant on a Form 4 filed August 29, 2004, and Mr. Wood reported this same stock option grant on a Form 4 filed September 4, 2003; Mr. Moberly reported a November 7, 2003 stock option exercise and sale of shares on a Form 4 filed November 12, 2003; Mr. Bronson reported a March 10, 2004 stock option grant on a Form 4 filed April 29, 2004. Except as set forth above, based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended July 3, 2004, its officers, directors and greater-than-ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

PROPOSALS OF SHAREHOLDERS

     Any shareholder who desires to submit a proposal for action by the shareholders at the next annual shareholders’ meeting must submit that proposal in writing to the Corporate Secretary of the Company at the Company’s corporate headquarters by May 30, 2005 to have the proposal included in our proxy statement for that meeting. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted to the Company by certified mail, return receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY /
UNTIMELY SHAREHOLDER PROPOSALS

     Rule 14a-4 (the “Rule”) promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.

     With respect to the Company’s 2005 annual shareholders’ meeting, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by August 13, 2005, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

     The Company will bear the cost of preparing, assembling and mailing the proxy, proxy statement, annual report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition officers and regular employees of the Company may solicit proxies personally, by telephone, by special letter, or via the Internet.

     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

G&K SERVICES, INC.

/s/ David F. Fisher

David F. Fisher, Vice President, General Counsel and Corporate Secretary

[ PROXY CARD ]

G&K SERVICES, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
November 11, 2004

     The undersigned, a shareholder of G&K Services, Inc., hereby appoints Richard M. Fink and David F. Fisher, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual shareholders’ meeting of G&K Services, Inc. to be held at the Hilton Minneapolis and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, 55403, at 10:00 a.m. Central Standard Time, on Thursday, November 11, 2004, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

(1)	Proposal to elect two Class III directors for a term of three years.

	FOR all nominees listed below:	WITHHOLD AUTHORITY
	(except as marked to the contrary below)	to vote for all nominees listed below:

CLASS III DIRECTORS
(Three Year Term)

John S. Bronson                      Wayne M. Fortun

INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

(2)	Proposal to ratify the appointment of Ernst & Young LLP, Independent Registered Public Accounting Firm, as independent auditors of the Company for fiscal 2005.

FOR	AGAINST	ABSTAIN

(3)	Upon such other business as may properly come before the meeting or any adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

(Continued, and TO BE COMPLETED AND SIGNED, on the reverse side)

(Continued from other side)

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Shareholders.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director and FOR ratification of the appointment of auditors.

Dated , 2004

x

x

(Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)